Exhibit 10.2

FIRST AMENDMENT TO

STOCKHOLDER AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDER AGREEMENT (this “First Amendment”) is made and entered into as of June 20, 2019, by and between CARBO Ceramics Inc., a Delaware corporation (the “Company”), and Wilks Brothers, LLC, a Texas limited liability company (the “Stockholder”).

RECITALS

A.

The Company and certain holders of the Common Stock of the Company (the “Stockholders”) are parties to that certain Stockholder Agreement dated as of March 2, 2017 (the “Original Agreement,” collectively with and as amended by this First Amendment, the “Agreement”).

B.

The Company and the Stockholder, in accordance with Section 7(j) of the Original Agreement desire to amend the Original Agreement to reflect certain modifications to the rights and obligations of the Stockholder, including, without limitation, with respect to the composition of the Board of Directors of the Company (the “Board”).

C.	Capitalized terms used, but not defined herein shall have the meaning ascribed to such terms in the Original Agreement.

In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Original Agreement. Section 1(b)(i) of the Original Agreement is deleted in its entirety and the following shall be inserted in lieu thereof:

“acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities or Convertible Securities that would result in the Stockholder, together with the Stockholder’s Affiliates, Beneficially Owning Voting Securities and Convertible Securities in excess of twenty-nine and one-half percent (29.5%) of the Voting Securities outstanding at such time (the “Ownership Limit”);”

2.Additions to Original Agreement.

(a)Section 6 of the Original Agreement is amended to add the following definitions in the appropriate alphabetical order:

“Business” means the business of manufacturing, distributing, marketing or selling (i) ceramic proppants, beads, particles, fines and any other ceramic media for use in oilfield or industrial applications, (ii) silica-based products for use in residential and commercial roofing applications and/or (iii) heat treated silica based mineral products composed of greater than seventy percent (70%) silica sand for interior surfaces and foundry applications.

“Convertible Securities” means securities or other interests that are exchangeable for or convertible into Voting Securities, including the Amended Warrant.

“Competitor” means any Person that is engaged, directly or indirectly, in the Business.

“Independent Director” means a director that meets the qualifications contained in clauses (y) and (z) in Section 8(a)(ii).

“NYSE” means the New York Stock Exchange.

(b)A new Section 8 (“Board of Directors”) shall be inserted immediately following Section 7(q) as follows:

“8.Board of Directors.

(a)	Board Representation.
(i)

Until such time as the rights of the Stockholder are terminated or reduced in accordance with Section 8(f), (A) the Stockholder shall be entitled to designate one (1) person for the Board to nominate for election to the Board as provided in Section 8(b) hereof and (B) at any time the Stockholder is the Beneficial Owner of at least twenty-five percent (25%) of the Voting Securities outstanding at such time, the Stockholder shall be entitled to designate for nomination for election to the Board an aggregate of two (2) members of the Board (each such person so designated, a “Board Designee” and, in connection with (B), together such designated persons, the “Board Designees”); provided, however, that any Board Designee must also be subject to the approval of the Board’s nominating and corporate governance committee, such approval not to be unreasonably withheld; provided, further, that notwithstanding any term to the contrary in this Stockholder Agreement, in no circumstances may the Stockholder appoint, recommend, or designate any person other than the Board Designee or Board Designees, as applicable, designated by the Stockholder pursuant to this Section 8(a) or appointed to fill a vacancy by the Stockholder as provided in Section 8(e) to serve on the Board.

(ii)

Any Board Designee must, as evaluated and determined by the Board in its good faith discretion, (A) not be prohibited from serving as a director pursuant to any rule or regulation promulgated by the SEC or any national securities exchange on which the Voting Securities are listed; (B) not be, by any order, judgment, or decree, enjoined from or otherwise limited with respect to serving as a director of a public company; (C) not be an employee, officer or director of a Competitor of the Company; and (D) be and remain in compliance with all of the same policies, procedures, codes, rules, standards and guidelines applicable to all of the other members of the Board, including the Company’s certificate of incorporation and by-laws, each as then in effect, corporate governance guidelines, insider trading policy (including pre-clearance policies and procedures), and policies on stock ownership, public disclosures and confidentiality. In addition, at least one (1) Board Designee designated pursuant to Section 8(a)(i)(B) must (A) qualify as independent within the meaning of (I) NYSE Listed Company Manual Rule 303A.02 (or as required by any other exchange on which shares of Common Stock may be listed) for the purposes of Board service, including service as an audit committee member on the Board’s audit committee and service as a compensation committee member on the Board’s compensation committee; (II) Rule 10A-3 under the Exchange Act for the purposes of audit committee service on the Board’s audit committee; (III) Rule 16b-3 under the Exchange Act for the purposes of service on the Board committee charged with approving transactions in Company securities between the Company and its directors and officers (for the purposes of which, “independent” shall have the same meaning as “non-employee” director); and (IV) the Company’s corporate governance and independence policies and guidelines; and (B) not be an employee, officer or director of, or otherwise be an Affiliate of, the Stockholder.

(b)	Initial and Subsequent Board Appointments.
(i)

Within three (3) business days of the execution and delivery of this First Amendment, the Board shall expand the maximum number of directors serving on the Board to seven (7) members and act to elect the Board Designee identified by the Stockholder pursuant to Section 8(a)(i)(A); provided, that the Stockholder has identified Justin Wilks as its initial Board Designee and the Company’s nominating and corporate governance committee has approved such designation.  Promptly following such time as the Stockholder shall have provided written notice to the Company that it is entitled to nominate a second member to the Board pursuant to Section 8(a)(i)(B), the Board shall promptly expand the maximum number of directors serving on the Board to eight (8) members and act to elect to the Board such second nominee identified by the Stockholder in such notice.

(ii)

Each notice from the Stockholder designating a Board Designee, whether pursuant to Section 8(b)(i), Section 8(c)(ii) or Section 8(e) shall be in writing, shall be signed by a duly authorized representative of the Stockholder, shall certify as of the date of such notice (y) the number of shares of Voting Securities owned by the Stockholder, and (x) that, in the reasonable judgment of the Stockholder, each Board Designee designated in such notice meets the requirements contained in Section 8(a)(ii) as applicable, and shall be accompanied by written evidence of the number of shares of Voting Securities then owned by the Stockholder and its Affiliates.

(c)	Annual Meeting.
(i)

At each annual meeting of the Company’s stockholders or any special meeting in lieu thereof at which the term of any Board Designee is to expire or at the date on which proxy materials for such meeting are mailed to the Company’s stockholders there shall be less than the maximum number of Board Designees that the Stockholder is then entitled to designate pursuant to Section 8(a)(i) serving on the Board, the Stockholder shall be entitled to designate the number of persons necessary for the Board to nominate so that, if each such Board Designee is elected to the Board at such annual meeting or any special meeting in lieu thereof, the maximum number of Board Designees pursuant to Section 8(a)(i) shall be serving on the Board. In accordance with Section 8(a)(i), each such Board Designee shall be subject to the approval of the Board’s nominating and corporate governance committee, which such approval shall not be unreasonably withheld. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as are necessary to cause each Board Designee so designated by the Stockholder to be nominated for election to the Board at each annual meeting of the Company’s stockholders or any special meeting in lieu thereof. To the extent the Company’s proxy statement for any annual meeting of stockholders, or any special meeting in lieu thereof, includes a recommendation regarding the election of any other nominees to the Board, the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, include a recommendation of its Board that the stockholders also vote in favor of each Board Designee standing for election at such meeting.

(ii)

Except as provided in Section 8(b)(i) or Section 8(e), any action by the Stockholder to designate a person for nomination for election to the Board pursuant to this Section 8 shall be evidenced by a written notice complying with Section 8(b)(ii) and furnished to the Board not later than January 10th of the year in which the annual meeting of the Company’s stockholders for the election of such designated person is to be held, or in the case of a special meeting, within a reasonable time in advance of such meeting in order to allow the Board to determine compliance with the qualifications required in this Agreement (and otherwise to comply with its proxy solicitation and disclosure obligations in connection with such meeting).  The Stockholder shall provide (x) the information regarding each Board Designee as would be required to be included in solicitations of proxies for the election of directors in an election context or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the Board and (y) the consent of each such Board Designee to serve as a director of the Company if so elected.

(d)

Size of Board.  For as long as the Stockholder has the right to designate one (1) person for the Board to nominate for election to the Board, the maximum number of directors on the Board shall not be increased to greater than seven (7).  For as long as the Stockholder has the right to designate two (2) persons for the Board to nominate for election to the Board, the maximum number of directors on the Board shall not be increased to greater than eight (8).

(e)

Vacancies. If, prior to his or her election or appointment to the Board pursuant to this Section 8, any Board Designee shall be unable or unwilling to serve as a director of the Company, then the Stockholder shall be entitled to designate a replacement Board Designee. Such replacement Board Designee shall be subject to the approval of the Board’s nominating and corporate governance committee, such approval not to be unreasonably withheld. The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as are necessary to cause such replacement Board Designee to be appointed to the Board or nominated and submitted to the stockholders, as applicable, pursuant to this Section 8. If, following an election or appointment to the Board pursuant to this Section 8, any Board Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, then the Stockholder shall, within thirty (30) days of such event, notify the Board in writing of a replacement Board Designee, and the Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as are necessary to cause such replacement Board Designee to be appointed to the Board to fill the unexpired term of the Board Designee who such new Board Designee is replacing. Any action by the Stockholder to designate a replacement director pursuant to this Section 8(e) shall be evidenced by a written notice complying with Section 8(b)(ii) and furnished to the Board within a reasonable time following the creation of a related vacancy.

(f)	Reduction; Termination of Rights. The right of the Stockholder to designate directors under this Section 8 shall be reduced and terminated as follows:
(i)

In the event that the Stockholder’ (together with its Affiliates’) Beneficial Ownership of Voting Securities is reduced to less than twenty-five percent (25%), the Stockholder’s right to designate members to the Board pursuant to Section 8(a) shall be reduced to the right to designate one (1) member of the Board; provided, that the then current term of the Board Designees then serving on the Board shall not be affected solely by the loss of such right.

(ii)

In the event that the Stockholder’s (together with its Affiliates’) Beneficial Ownership of Voting Securities is reduced to less than five percent (5%), the Stockholder’s right to designate members to the Board pursuant to Section 8(a) shall immediately expire; provided, that the then current term of the Board Designees then serving on the Board shall not be affected solely by the loss of such right.

(g)

Company Policies; Fees; Costs and Expenses.  The parties hereto acknowledge that each Board Designee, upon election to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policies, and other governance guidelines and policies of the Company as other directors, and shall be required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or committees of the Board, and shall have the same rights and benefits, including with respect to insurance, indemnification and compensation that are applicable to all Directors of the Company.  The Company will pay and reimburse each Board Designee for all reasonable out-of-pocket expenses incurred by such Board Designee in connection with his or her participation in (or attendance at) meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the subsidiaries of the Company to the same extent as the Company reimburses all other directors of the Company.”

3.	Representations and Warranties of the Stockholder.

(a)The Stockholder and its Affiliates are the sole record and Beneficial Owners of the Voting Securities set forth on Annex A opposite the Stockholder or such Affiliate’s name and such securities constitute all of the securities of the Company owned of record or Beneficially Owned by the Stockholder and its Affiliates.

(b)The Stockholder is duly organized, validly existing and in good standing under the Laws of the State of Texas.  The Stockholder has full power and authority to execute and deliver this First Amendment, to perform its obligations under this First Amendment and to consummate the transactions contemplated hereby.

(c)Neither the execution and delivery of this First Amendment by the Stockholder, nor the consummation of the transactions contemplated hereby, nor compliance by the Stockholder with any of the terms or provisions hereof and thereof will (i) violate any provision of the Stockholder’s organizational documents or (ii) conflict with, violate any provision of, or require the consent or approval of any Person under applicable Law or any contract or agreement to which the Stockholder is a party, except for any such conflicts or violations, or consents or approvals the failure to receive which will not, individually or in the aggregate, be reasonably be expected to prevent or materially delay the closing of the transactions contemplated by this First Amendment or the performance by the Stockholder of any of its obligations under this First Amendment.

(d)The execution, delivery and performance of this First Amendment by the Stockholder have been duly authorized by all necessary action on the part of the Stockholder.  This First Amendment have been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

4.Representations and Warranties of the Company.

(a)The Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  The Company has full power and authority to execute and deliver this First Amendment and the amended Warrant, dated as of the date hereof (the “Amended Warrant”), to perform its obligations under the First Amendment and the Amended Warrant and to consummate the transactions contemplated hereby and thereby.

(b)Neither the execution and delivery of this First Amendment or the Amended Warrant by the Company, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the terms or provisions hereof and thereof will (i) violate any provision of the organizational documents of the Company or (ii) conflict with, violate any provision of, or require the consent or approval of any Person under applicable Law or any contract or agreement to which the Company is a party, except for any such conflicts or violations, or consents or approvals the failure to receive which will not, individually or in the aggregate, be reasonably be expected to prevent or materially delay the closing of the transactions contemplated by this First Amendment or the performance by the Company of any of its obligations under this First Amendment or the Amended Warrant.

(c)The execution, delivery and performance of this First Amendment and the Amended Warrant by the Company have been duly authorized by all necessary action on the part of the Company.  This First Amendment and the Amended Warrant have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholder, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

(d)There is no pending action, suit, claim, inquiry, investigation, audit or proceeding by or before any governmental authority, or any arbitration, mediation or other similar proceeding (each of the foregoing, a “Proceeding”), and to the knowledge of the Company, there is no Proceeding threatened in writing against the Company or any of its subsidiaries, that seeks to prevent, delay or impair the transactions contemplated hereby or any action taken or to be taken pursuant hereto.

5.Further Actions.  The Company and the Board shall, subject to and consistent with the Board’s fiduciary duties and applicable law, take such actions as are necessary (including amending the certificate of incorporation and by-laws of the Company, if applicable) to (i) cause Board Designees to be nominated and submitted to the stockholders of the Company for election to the Board, or appointed to the Board by the remaining members of the Board, as provided in Section 8(b) and Section 8(c), and (ii) ensure that the Company complies with and implements the provisions of the Agreement, as amended by this First Amendment.

6.Effect of First Amendment.  This First Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof.  Except as expressly provided herein, no other changes or modifications to the Original Agreement, are intended or implied by this First Amendment, and in all other respects the Original Agreement is specifically ratified, restated and confirmed by the parties hereto as of the effective date of this First Amendment.  No provision or term of this First Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.  The applicable provisions of this First Amendment and the Original Agreement shall be read and interpreted as one agreement. To the extent that any provision of the Original Agreement conflicts with any provision of this First Amendment, the provision of this First Amendment shall control.

7.Governing Law.  This First Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

8.Severability.  The provisions of this First Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this First Amendment, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

9.Counterparts.  This First Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which will be deemed an original but all of which together will constitute one and the same instrument.  This First Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

10.Construction of Terms.  This First Amendment has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this First Amendment will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this First Amendment.  Any reference to any law will be deemed also to refer to such law as may be amended from time to time and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this First Amendment,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this First Amendment as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

11.Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this First Amendment.

12.Termination.  The Agreement shall terminate automatically upon the earlier to occur of: (i) the Stockholder’s (together with its Affiliates’) Beneficial Ownership being reduced to less than five percent (5%); and (ii) the three (3) year anniversary of this First Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

COMPANY:

CARBO CERAMICS INC.

By: /s/ Gary Kolstad

Name: Gary Kolstad

Title: President

WILKS BROTHERS, LLC

By: /s/ Morgan D. Neff

Name: Morgan D. Neff

Title: Authorized Representative

[signature page to First Amendment to Stockholder Agreement]